Exhibit 4

Agreement and Plan of Reorganization

THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of December 20, 2022 (the “Agreement”), is by and among the Target Company, as defined below, on behalf of its series that is the Target Fund, as defined below, the Acquiring Company, as defined below, on behalf of its series that is the Acquiring Fund, as defined below, and, for purposes of paragraphs 5.3, 7.3, 10.2 and 12.2 of this Agreement only, Columbia Management Investment Advisers, LLC and Columbia Wanger Asset Management, LLC (collectively, “Columbia Threadneedle”).

The reorganization contemplated by this Agreement consists of the transfer of all assets attributable to each class of the Target Fund’s shares in exchange for Acquisition Shares, as defined below, of the corresponding class of shares of the Acquiring Fund, and the Acquiring Fund’s assumption of all Obligations, as defined below, of the Target Fund and the distribution of the Acquisition Shares to the Target Fund shareholders of such class in liquidation of the Target Fund, all upon the terms and conditions set forth in this Agreement.

The Target Fund and the Target Company acting for itself and on behalf of the Target Fund, and the Acquiring Fund and the Acquiring Company acting for itself and on behalf of the Acquiring Fund, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party.

This Agreement is adopted as a plan of reorganization and liquidation within the meaning of Section 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and any successor provision.

The parties therefore agree as follows:

1.	DEFINITIONS.

“Acquiring Company” means Wanger Advisors Trust.

“Acquiring Fund” means Wanger Acorn, a series of the Acquiring Company.

“Acquiring Fund Prospectus” means, collectively, the prospectus(es) and statement(s) of additional information of the Acquiring Fund, as amended or supplemented from time to time.

“Acquisition Shares” means each class of common shares of beneficial interest of the Acquiring Fund to be issued to the Target Fund in the Reorganization under this Agreement.

“Closing” means the time at which the transaction contemplated by paragraph 2.1 is consummated. “Closing Date” means the date on which the Closing occurs.

“Investments” means the Target Fund’s portfolio securities and other assets that would be shown on its schedule of investments if such a schedule were prepared as of the close of business on the Valuation Date.

“Liquidation Date” means the date on which the Target Fund liquidates and distributes the Acquisition Shares to its shareholders of record pursuant to paragraph 2.3.

“Obligations” means all liabilities and obligations of the Target Fund of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence as of the Closing, except that any Reorganization Costs (as defined below) contemplated hereby to be paid by the Target Fund pursuant to paragraph 10.2 shall not be assumed or paid by the Acquiring Fund.

“Reorganization” means the reorganization of the Target Fund into the Acquiring Fund, as set forth on Exhibit A to this Agreement.

“Reorganization Costs” means the expenses associated and incurred in connection with the reorganization transactions contemplated hereby as set forth in paragraph 10.2. Reorganization Costs do not include transaction costs associated with portfolio repositioning and sales of portfolio securities, which will be borne by the Fund incurring such transaction costs.

“Target Company” means Wanger Advisors Trust.

“Target Fund” means Wanger Select, a series of the Acquiring Company.

“Target Fund Prospectus” means, collectively, the prospectus(es) or statement(s) of additional information of the Target Fund, as amended or supplemented from time to time.

“Valuation Date” means the business day immediately preceding the Closing Date.

2.	TRANSFER OF ASSETS OF THE TARGET FUND IN EXCHANGE FOR ASSUMPTION OF OBLIGATIONS AND ACQUISITION SHARES AND LIQUIDATION OF SUCH TARGET FUND.

2.1.	Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,

(a)	The Target Fund will transfer and deliver to the Acquiring Fund all its assets, as set forth in paragraph 2.2;

(b)	The Acquiring Fund will assume all Obligations of the Target Fund; and

(c)

The Acquiring Fund will issue and deliver to the Target Fund in exchange for the net assets attributable to each class of its shares a number of Acquisition Shares of the corresponding class as set forth on Exhibit A (including fractional shares, if any) determined by dividing the value of such net assets, computed in the manner and as of the time and date set forth in paragraph 3.1, by the net asset value of one Acquisition Share of the corresponding class computed in the manner and as of the time and date set forth in paragraph 3.2. Such transactions shall take place at the Closing.

2.2.

The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of, without limitation, all cash, securities, dividends and interest receivable, claims or rights of action, books and records, receivables for shares sold and all other tangible and intangible assets that are owned by the Target Fund as of the Closing, including any prepaid expenses, other than unamortized Reorganization Costs, shown as an asset on the books of the Target Fund as of the Closing. The Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of the Target Fund’s current and former trustees and officers, acting in their capacities as such shall survive the Reorganization, and shall continue in full force and effect, without any amendment thereto. The Acquiring Fund further agrees that such rights and limitations may be asserted against the Acquiring Fund, its successors or assigns.

2.3.

Immediately after the Closing, the Target Fund will liquidate and distribute pro rata to its shareholders of record of the class of its shares, determined at the time of distribution, the Acquisition Shares of the corresponding class received by the Target Fund pursuant to paragraph 2.1. Such liquidation and distribution will be accomplished by the transfer of the Acquisition Shares then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Target Fund’s shareholders and representing the respective pro rata number of Acquisition Shares of the corresponding class due such shareholders. The Acquiring Fund shall not be obligated to issue certificates representing Acquisition Shares in connection with such exchange.

2.4.

With respect to Acquisition Shares distributable pursuant to paragraph 2.3 to the Target Fund shareholder holding a certificate or certificates for shares of the Target Fund, if any, at the time of such distribution, the Target Fund will not permit such shareholder to receive Acquisition Share certificates therefor, to exchange such Acquisition Shares for shares of other investment companies, to effect an account transfer of such Acquisition Shares or to pledge or redeem such Acquisition Shares until such Target Fund shareholder has surrendered all his or her outstanding certificates for Target Fund shares or, in the event of lost certificates, posted adequate bond.

2.5.

As soon as practicable after the Closing, the Target Company, on behalf of the Target Fund, shall make all filings and take all other steps as shall be necessary and proper to effect the complete dissolution of the Target Fund under applicable state law. After the Closing, no Target Fund shall conduct any business except in connection with its dissolution, including compliance with the requirements of paragraph 2.4.

3.	VALUATION.

3.1.

The value of the Target Fund’s assets to be acquired by the Acquiring Fund hereunder, net of Obligations and Reorganization Costs contemplated hereby to be paid by the Target Fund, shall be computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date using the valuation procedures set forth in the organizational documents of the Acquiring Fund and/or the Acquiring Fund Prospectus for determining net asset value, and shall be certified by the Target Fund.

3.2.

For the purpose of paragraph 2.1, the net asset value of an Acquisition Share of the class shall be the net asset value per share computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the organizational documents of the Acquiring Fund and/or the Acquiring Fund Prospectus for determining net asset value.

4.	CLOSING AND CLOSING DATE.

4.1.

The Closing Date shall be on such date as the Acquiring Fund and Target Fund may agree. The Closing shall be held at Columbia Threadneedle’s offices, 290 Congress Street, Boston, Massachusetts 02210 (or such other place as the parties may agree), on or before 8:59 A.M. ET on the Closing Date. Unless otherwise specified, all actions occurring, or representations and warranties made, on the Closing Date are effective and made as of the Closing.

4.2.

As of the Closing, the Target Fund’s assets, including all the Target Fund’s cash and Investments, shall be delivered by the Target Fund to the custodian for the account of the Acquiring Fund. All Investments so delivered to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of Investments held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”) and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “[Custodian], custodian for [Acquiring Fund].”

4.3.

In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Target Fund or the Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either the Target Fund or the Acquiring Fund upon the giving of written notice to the other party.

4.4.

At the Closing, the Target Fund or its transfer agent shall deliver to the Acquiring Fund or its designated agent a list of the names and addresses of the Target Fund’s shareholders and the number of outstanding shares of the class of the Target Fund owned by the Target Fund shareholder, and indicating the number, if any, of such shares represented by an outstanding share certificate, all as of the close of business on the Valuation Date. On the Closing Date, the Acquiring Fund will provide to the Target Fund evidence satisfactory to the Target Fund that the Acquisition Shares issuable pursuant to paragraph 2.1 have been credited to the Target Fund’s account on the books of the Acquiring Fund. On the Liquidation Date, the Acquiring Fund will provide to the Target Fund evidence satisfactory to the Target Fund that such Acquisition Shares have been credited pro rata to open accounts in the names of the Target Fund’s shareholders as provided in paragraph 2.3.

4.5.

At the Closing, the party shall deliver to the other such bills of sale, instruments of assumption of Obligations, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by article 2.

5.	REPRESENTATIONS AND WARRANTIES.

5.1.

The Target Company represents and warrants the following to the Acquiring Company as of the date hereof, on behalf of itself and the Target Fund, and agrees to confirm the continuing accuracy and completeness in all material respects of the following as of the Closing:

(a)	The Target Company is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)

The Target Company is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the “SEC”) as an investment company under the 1940 Act is in full force and effect, and, as applicable, the Target Fund is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Target Company and the 1940 Act;

(c)

The Target Fund is not in violation in any material respect of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund is a party or by which the Target Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(d)

The Target Fund has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) that if terminated may result in material liability to the Target Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing will be due from the Target Fund;

(e)

To the knowledge of the Target Fund, except as has been disclosed in writing to the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Target Fund, any of its properties or assets, or any person whom the Target Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(f)

The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Target Fund, as of the last day of and for its most recently completed fiscal year, audited by the Target Fund’s independent registered public accounting firm (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been filed with the SEC or furnished to the Acquiring Fund, fairly reflect the financial condition and results of operations of the Target Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. In addition, the Target Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Target Fund’s most recently completed fiscal year;

(g)

Since the last day of the Target Fund’s most recently completed fiscal year, there has not been any material adverse change in the Target Fund’s financial condition, assets, Obligations or business (other than changes occurring in the ordinary course of business), or any incurrence by the Target Fund of indebtedness, except as disclosed in writing to the Acquiring Fund. For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in Investments, changes in the market value of Investments or net redemptions shall be deemed to be in the ordinary course of business;

(h)

For each taxable year of its operations (including the taxable year ending on the Closing Date), the Target Fund (i) has been, or in the case of the taxable year ending on the Closing Date will be, treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code, (ii) has met, or in the case of the taxable year ending on the Closing Date will meet, the requirements of Subchapter M of the Code (“Subchapter M”) for qualification as a regulated investment company (“RIC”) and has elected to be treated as such; (iii) has been, or in the case of the taxable year ending on the Closing Date will be, eligible to compute and has computed or in the case of the taxable year ending on the Closing Date will compute its federal income tax under Section 852 of the Code; and (iv) has not been, and will not be, liable for any material income or excise tax under Section 852 or 4982 of the Code. The Target Fund has not taken any action, caused any action to be taken, failed to take or failed to cause any action to be taken which action or failure could cause the Target Fund to fail to qualify as a RIC eligible to compute its federal income tax under Section 852 of the Code. As of the time of the Closing, the Target Fund will have no current or accumulated earnings and profits accumulated in any taxable year to which the provisions of Part I of Subchapter M did not apply to it;

(i)

Except as otherwise disclosed to the Acquiring Fund, as of the Closing: (i) the Target Fund shall have duly and timely filed all federal, state and other tax returns and reports of the Target Fund (including, but not limited to, information returns) required by law to have been filed by such time (giving effect to permitted extensions), and all federal, state and other taxes (whether or not shown to be due on such returns and reports or on any assessment received) shall have been paid, or provisions shall have been made for the payment thereof; (ii) all such returns and reports are accurate and complete as of the time of their filing, and accurately state the amount of tax (if any) owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income or other information required to be reported by the Target Fund; (iii) all of the Target Fund’s tax liabilities will have been adequately provided for on its books; and (iv) the Target Fund will have had no known tax deficiency or liability asserted against it or question with respect thereto raised by the Internal Revenue Service (the “IRS”) or by any state or local tax authority, and the Target Fund will not be under audit by the IRS or by any state or local tax authority for taxes in excess of those already paid;

(j)

All issued and outstanding shares of the Target Fund are, and at the Closing will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the most recent Target Fund Prospectus) and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Target Fund are outstanding and none will be outstanding as of the Closing;

(k)

The Target Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Target Fund Prospectus, except as previously disclosed in writing to the Acquiring Fund;

(l)

The execution, delivery and performance of this Agreement have been duly authorized by the board of trustees of the Target Fund, including a majority of the trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Target Fund, based upon their determination that participation in the Reorganization is in the best interests of the Target Fund and that the interests of the Target Fund’s existing shareholders will not be diluted as a result of the Reorganization, and this Agreement will constitute the valid and binding obligation of the Target Fund enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(m)

The Acquisition Shares to be issued to the Target Fund pursuant to paragraph 2.1 will not be acquired for the purpose of making any distribution thereof other than to the Target Fund’s shareholders as provided in paragraph 2.3;

(n)

The information provided by the Target Fund for use in the Registration Statement and Information Statement/Prospectus referred to in paragraph 6.3, if any, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations as applicable thereto;

(o)

No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Target Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act and state securities or “Blue Sky” laws (which terms used herein shall include the laws of the District of Columbia and of Puerto Rico);

(p)

At the Closing, the Target Fund will have good and marketable title to its assets to be transferred to the Acquiring Fund pursuant to paragraph 2.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other of its assets and Obligations to be transferred to the Acquiring Fund pursuant to this Agreement. At the Closing, subject only to the delivery of the Investments and any such other assets and Obligations and payment therefor as contemplated by this Agreement, the Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and Obligations subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the Acquiring Fund;

(q)

Prior to the Closing Date, the Target Fund will have sold such of its assets, if any, as are necessary based on information provided by the Acquiring Fund and contingent on the accuracy of such information to assure that, after giving effect to the acquisition of the assets of the Target Fund pursuant to this Agreement, the Acquiring Fund, if classified as a “diversified company” within the meaning of Section 5(b)(1) of the 1940 Act, will remain a “diversified company” and in compliance in all material respects with such other investment restrictions as are set forth in the Acquiring Fund Prospectus, as amended through the Closing Date; provided, however, that the Target Fund shall not dispose of any assets if such disposition would adversely affect the ability to receive the tax opinion referred to in paragraph 9.5; and

(r)

No registration of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Target Fund or the Acquiring Fund, except as previously disclosed by the Target Fund to the Acquiring Fund.

5.2.

The Acquiring Company represents and warrants the following to the Target Company, on behalf of itself and the Acquiring Fund, as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following as of the Closing:

(a)	The Acquiring Company is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)

The Acquiring Company is a duly registered investment company classified as a management company of the open-end type and its registration with the SEC as an investment company under the 1940 Act is in full force and effect, and the Acquiring Fund, as applicable, is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Acquiring Company and the 1940 Act;

(c)

The registration statement under the 1933 Act with respect to the Acquisition Shares will, be in full force and effect and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Acquiring Fund, threatened by the SEC, and such registration statement will conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the SEC thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Acquiring Fund is a party that are not referred to in the Acquiring Fund Prospectus or in the registration statement of which it is a part;

(d)	The Acquiring Fund will have good and marketable title to its assets;

(e)

The Acquiring Fund is not in violation in any material respect of any provisions of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(f)

To the knowledge of the Acquiring Fund, except as has been disclosed in writing to the Target Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund, any of its properties or assets, or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(g)

The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquiring Fund, as of the last day of and for its most recently completed fiscal year, audited by the Acquiring Fund’s independent registered public accounting firm (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the Target Fund, fairly reflect the financial condition and results of operations of the Acquiring Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. In addition, the Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Acquiring Fund’s most recently completed fiscal year;

(h)

Since the last day of the Acquiring Fund’s most recently completed fiscal year, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, Obligations or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquiring Fund of indebtedness, except as disclosed in writing to the Target Fund. For the purposes of this subparagraph (h), any distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(i)

For each taxable year of its operations (including the taxable year that includes the Closing Date), the Acquiring Fund (i) has been, and will be, treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code; (ii) has met, and will meet, the requirements of Subchapter M for qualification as a RIC and has elected to be treated as such; (iii) has been and will be eligible to compute and has computed and will compute its federal income tax under Section 852 of the Code; and (iv) has not been, and will not be, liable for any material income or excise tax under Section 852 or 4982 of the Code. The Acquiring Fund has not taken any action, caused any action to be taken, failed to take or failed to cause any action to be taken which action or failure could cause the Acquiring Fund to fail to qualify as a RIC eligible to compute its federal income tax under Section 852 of the Code. As of the time of the Closing, the Acquiring Fund will have no current or accumulated earnings and profits accumulated in any taxable year to which the provisions of Part I of Subchapter M did not apply to it;

(k)

Except as otherwise disclosed to the Target Fund, as of the Closing: (i) the Acquiring Fund shall have duly and timely filed all federal, state and other tax returns and reports of the Acquiring Fund (including, but not limited to, information returns) required by law to have been filed by such time (giving effect to permitted extensions) and all federal, state and other taxes (whether or not shown to be due on such returns and reports or any assessments received) shall have been paid, or provisions shall have been made for the payment thereof; (ii) all such returns and reports are accurate and complete as of the time of their filing, and accurately state the amount of tax (if any) owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income or other information required to be reported by the Acquiring Fund; (iii) all of the Acquiring Fund’s tax liabilities will have been adequately provided for on its books; and (iv) the Acquiring Fund will have had no known tax deficiency or liability asserted against it or question with respect thereto raised by the IRS or by any state or local tax authority, and the Acquiring Fund will not be under audit by the IRS or by any state or local tax authority for taxes in excess of those already paid;

(l)

All issued and outstanding shares of the Acquiring Fund are duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquiring Fund are outstanding and none will be outstanding on the Closing Date;

(m)

The Acquiring Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquiring Fund Prospectus;

(n)

The execution, delivery and performance of this Agreement have been duly authorized by the board of trustees of the Acquiring Fund, including a majority of the trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Acquiring Fund, based upon their determination that participation in the Reorganization is in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund’s existing shareholders will not be diluted as a result of the Reorganization, and this Agreement constitutes the valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(o)

The Acquisition Shares to be issued and delivered to the Target Fund pursuant to the terms of this Agreement will have been duly authorized and, when so issued and delivered, will be duly and validly issued shares in the Acquiring Fund, and will be fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof;

(p)

The information provided by the Acquiring Fund for use in the Registration Statement and Information Statement/Prospectus referred to in paragraph 6.3, if any, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations applicable thereto; and

(q)

No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities or “Blue Sky” laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

5.3

Columbia Threadneedle represents and warrants to each other party hereto as of the date hereof that the information supplied or to be supplied by it or its affiliates (“Management Information”) for inclusion or incorporation by reference in (i) the Registration Statement at the time the Registration Statement becomes effective under the Securities Act or at the time of any amendment or supplement thereto, or (ii) the Information Statement/Prospectus at the date the Information Statement/Prospectus is first mailed or made available to shareholders of the Target Funds, at the date of any supplement or amendment thereto, in each case, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Information Statement/Prospectus in light of the circumstances in which they are made, not misleading; provided that Management Information shall not include information regarding the Funds contained in the financial statements, statutory prospectus and other public filings of the Funds. Columbia Threadneedle agrees to confirm the continuing accuracy and completeness of this representation and warranty as of the Closing, which confirmation will be in form satisfactory to the Funds.

6.	COVENANTS.

The Target Company on behalf of the Target Fund and the Acquiring Company on behalf of the Acquiring Fund hereby covenants and agrees with the other as follows:

6.1.

The Acquiring Fund and the Target Fund will each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

6.2.

If shareholder approval of the transactions contemplated hereby is required under the 1940 Act, by applicable state law or the Target Company’s Agreement and Declaration of Trust and/or Bylaws, the Target Fund will call a meeting of its shareholders to be held prior to the Closing Date to consider and act upon this Agreement and take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

6.3.

In connection with the Target Fund shareholders’ meeting referred to in paragraph 6.2, if any, the Acquiring Fund will prepare an Information Statement/Prospectus for such meeting, to be included in a Registration Statement on Form N-14 (the “Registration Statement”), which the Acquiring Fund will prepare and file for registration under the 1933 Act of the Acquisition Shares to be distributed to the Target Fund’s shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act.

6.4.

The information to be furnished by the Target Fund for use in the Registration Statement, if any, and the information to be furnished by the Acquiring Fund for use in the Information Statement/Prospectus, if any, each as referred to in paragraph 6.3, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

6.5.

The Acquiring Fund will advise the Target Fund promptly if at any time prior to the Closing Date the assets of such Target Fund include any securities that the Acquiring Fund is not permitted to acquire.

6.6.

Subject to the provisions of this Agreement, the Target Fund and the Acquiring Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

6.7.

The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or “Blue Sky” laws as it may deem appropriate in order to continue its operations after the Closing Date.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND.

The obligation of the Target Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder at or before the Closing and, in addition thereto, to the following further conditions:

7.1.

The Acquiring Fund shall have delivered to the Target Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Target Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing.

7.2.	The Target Fund shall have received a favorable opinion of counsel to the Acquiring Fund, dated the Closing Date and in a form satisfactory to the Target Fund, to the following effect:

(a)

The Acquiring Company is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and, as applicable, the Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Acquiring Company;

(b)

This Agreement has been duly authorized, executed and delivered on behalf of the Acquiring Fund and, assuming the Registration Statement and Information Statement/Prospectus referred to in paragraph 6.3, if any, comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Target Fund, is the valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)

The Acquiring Fund has the power to assume the Obligations to be assumed by it hereunder and, upon consummation of the transactions contemplated hereby, the Acquiring Fund will have duly assumed such Obligations;

(d)

The Acquisition Shares to be issued for transfer to the Target Fund’s shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and, assuming receipt by the Acquiring Fund of the consideration contemplated hereby, fully paid and nonassessable shares in the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive right of subscription or purchase in respect thereof; and

(e)	The execution and delivery of this Agreement did not, and the performance by the Acquiring Fund of its obligations hereunder will not, violate the Acquiring Fund’s organizational documents.

7.3.

For the period beginning at the Closing Date and ending not less than six years thereafter, Columbia Threadneedle, its successors and assigns, shall arrange for the provision of continued liability coverage under the current policy of the Target Company, through the designation of the Target Fund as terminated funds under the current policy, to any former and/or current trustees and officers of the Target Funds as of the date of this Agreement, covering the actions of such trustees and officers of the Target Funds for the period(s) they served as such. Any related costs or expenses for the provision of liability coverage pursuant to this paragraph shall be allocated based on paragraph 10.2.

8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Target Fund of all the obligations to be performed by it hereunder at or before the Closing and, in addition thereto, to the following further conditions:

8.1.

The Target Fund shall have delivered to the Acquiring Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Target Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Target Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing.

8.2.	The Acquiring Fund shall have received a favorable opinion of counsel to the Target Fund dated the Closing Date and in a form satisfactory to the Acquiring Fund, to the following effect:

(a)

The Target Company is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Target Fund, as applicable, is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Target Company;

(b)

This Agreement has been duly authorized, executed and delivered on behalf of the Target Fund and, assuming the Registration Statement and Information Statement/Prospectus referred to in paragraph 6.3, if any, comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund, is the valid and binding obligation of the Target Fund enforceable against the Target Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)

The Target Fund has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the Target Fund will have duly transferred such assets to the Acquiring Fund; and

(d)	The execution and delivery of this Agreement did not, and the performance by the Target Fund of its obligations hereunder will not, violate the Target Fund’s organizational documents.

8.3.

At or prior to the close of regular trading on the New York Stock Exchange on the Valuation Date, the Target Fund shall have declared and paid a dividend or dividends that, together with all previous dividends, shall have the effect of distributing, in distributions qualifying for the dividends paid deduction, (i) all of the excess of (a) the Target Fund’s interest income excludable from gross income under Section 103(a) of the Code over (b) the Target Fund’s deductions disallowed under Sections 265 or 171(a)(2) of the Code, (ii) all of the Target Fund’s investment company taxable income as defined in Section 852 of the Code and (iii) all of the Target Fund’s net capital gain realized (after reduction for any available capital loss carryover and excluding any net capital gain on which the Target Fund paid tax under Section 852(b)(3)(A) of the Code); the amounts in (i), (ii) and (iii) shall in each case be computed without regard to the dividends paid deduction and shall include amounts in respect of both (x) the Target Fund’s taxable year that will end on the Closing Date, and (y) any prior taxable year of the Target Fund, to the extent such dividend or dividends are eligible to be treated as paid during such prior year under Section 855(a) of the Code.

8.4.

The Target Fund shall have furnished to the Acquiring Fund a certificate signed by an authorized officer of the Target Fund as to the adjusted tax basis in the hands of the Target Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, and shall have delivered a copy of the tax books and records of the Target Fund, including but not limited to information necessary for purposes of preparing any tax returns, reports and information returns required by law to be filed by the Acquiring Fund after the Closing Date.

9.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND AND THE ACQUIRING FUND.

The respective obligations of the Target Fund and the Acquiring Fund hereunder are subject to the further conditions that on or before the Closing:

9.1.	This Agreement and the transactions contemplated herein shall have received all necessary shareholder approvals at the meeting of shareholders of the Target Fund referred to in paragraph 6.2, if any.

9.2.

On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

9.3.

All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state “Blue Sky” and securities authorities) deemed necessary by the Target Fund or the Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except when failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Target Fund or the Acquiring Fund.

9.4.

The Registration Statement, if any, shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.5.

The Target Fund and the Acquiring Fund shall have received an opinion of Perkins Coie LLP satisfactory to the of them (which opinion will be subject to certain customary qualifications), substantially to the effect that, on the basis of existing provisions of the Code, U.S. Treasury regulations promulgated thereunder, current administrative rules and court decisions for U.S. federal income tax purposes:

(a)

The transfer by the Target Fund of all its assets to the Acquiring Fund solely in exchange for Acquisition Shares and the assumption by the Acquiring Fund of all the liabilities of the Target Fund, immediately followed by the pro rata, by class, distribution of all the Acquisition Shares so received by the Target Fund to the Target Fund’s shareholders of record in complete liquidation of the Target Fund and the termination of the Target Fund promptly thereafter, will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and the Acquiring Fund and the Target Fund will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

(b)

No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Target Fund solely in exchange for Acquisition Shares and the assumption by the Acquiring Fund of all the Obligations of the Target Fund.

(c)

No gain or loss will be recognized by the Target Fund upon the transfer of all its assets to the Acquiring Fund solely in exchange for Acquisition Shares and the assumption by the Acquiring Fund of all the Obligations of the Target Fund or upon the distribution (whether actual or constructive) of the Acquisition Shares so received to the Target Fund’s shareholders solely in exchange for such shareholders’ shares of the Target Fund in complete liquidation of the Target Fund.

(d)	No gain or loss will be recognized by the Target Fund’s shareholders upon the exchange, pursuant to this Agreement, of all their shares of the Target Fund solely for Acquisition Shares.

(e)

The aggregate basis of the Acquisition Shares received by the Target Fund shareholder pursuant to this Agreement will be the same as the aggregate basis of the Target Fund shares exchanged therefor by such shareholder.

(f)

The holding period of the Acquisition Shares received by the Target Fund shareholder in the Reorganization will include the period during which the shares of the Target Fund exchanged therefor were held by such shareholder, provided such Target Fund shares were held as capital assets at the effective time of the Reorganization.

(g)

The basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the basis of such assets in the hands of the Target Fund immediately before the effective time of the Reorganization.

(h)	The holding period of the assets of the Target Fund received by the Acquiring Fund will include the period during which such assets were held by the Target Fund.

(i)

The Acquiring Fund will succeed to and take into account the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder.

No opinion will be expressed as to (1) the effect of the Reorganization on the Acquiring Fund, the Target Fund or any Target Fund shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized for federal income tax purposes (a) at the end of a taxable year or upon the termination thereof or (b) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code, or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

Such opinion will be based on customary assumptions and limitations and such representations, without independent verification, as Perkins Coie LLP may reasonably request of the Target Fund and the Acquiring Fund, as well as the representations and warranties made in this Agreement, which Vedder Price may treat as representations and warranties made to it. The Acquiring Company, on behalf of the Acquiring Fund, and the Target Company, on behalf of the Target Fund, will cooperate to make and certify the accuracy of such representations.

Notwithstanding anything herein to the contrary, neither the Target Fund nor the Acquiring Fund may waive the conditions set forth in this Section 9.5.

9.6

At any time prior to the Closing, any of the foregoing conditions of this Agreement may be waived jointly by the board of trustees of the of the Target Fund and the Acquiring Fund, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Target Fund or the Acquiring Fund.

10.	BROKERAGE; REORGANIZATION COSTS.

10.1.	The Target Fund and Acquiring Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.2.

With respect to the Reorganization, the Columbia Threadneedle will bear all Reorganization Costs. Reorganization Costs include, but are not limited to: (i) the expenses associated with the preparation, printing and mailing of the Information Statement/Prospectus; (ii) the preparation of the Registration Statement and other shareholder communications and any filings with the SEC and/or other governmental authorities in connection with the Reorganization; and (iii) legal, audit, custodial and other fees incurred in connection with the Reorganization. If the Reorganization does not occur, Columbia Threadneedle will nonetheless bear all expenses associated with such reorganization.

11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

11.1.

The Target Fund and Acquiring Fund agrees that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.2.

The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 2.1, 2.2, 2.3, 2.4, 2.5, 5.3, 6.4, 6.6, 7.3, and 12.2, and articles 10, 11, 14 and 15.

12.	TERMINATION.

12.1.

This Agreement may be terminated by the mutual agreement of the Target Company, on behalf of the Target Fund, and the Acquiring Company, on behalf of the Acquiring Fund. In addition, either the Target Company or the Acquiring Company may at its option terminate this Agreement at or prior to the Closing Date because:

(a)	of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

(c)

any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this paragraph 12.1(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

If any reorganization contemplated by this Agreement has not been completed by the first anniversary of this Agreement, this Agreement shall automatically terminate on that date with respect to that reorganization, unless a later date is agreed to by both the Target Company and the Acquiring Company.

12.2.

If for any reason any transaction contemplated by this Agreement is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages, except that Columbia Threadneedle will bear all Reorganization Costs associated with such transaction.

13.	AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Target Company and Acquiring Company; provided, however, that no amendment that under applicable law requires approval by shareholders of the Target Fund or the Acquiring Fund, as applicable, shall be effective without such approval having been obtained.

14.	NOTICES.

With respect to the Target Fund and the Acquiring Fund each as a series of Wanger Advisors Trust, any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Target Fund or Acquiring Fund, 71 South Wacker Drive, Suite 2500, Chicago, Illinois 60606, Attention: Secretary of Wanger Advisors Trust.

15.	HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; NON- RECOURSE.

15.1.	The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3.

This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

15.4.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.5.

For the Acquiring Company or Target Company that is a Massachusetts business trust only: A copy of the Declaration of Trust of the Acquiring Company or the Target Company is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of the Acquiring Company or the Target Company shall have any personal liability under this Agreement, and that insofar as it relates to any Acquiring Fund or Target Fund, this Agreement is binding only upon the assets and properties of such Acquiring Fund or Target Fund.

THE REST OF THIS PAGE IS INTENTIONALLY BLANK.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as set forth below.

Wanger Advisors Trust

On behalf of the Target Fund thereof identified on Exhibit A

Attested by:

By:
	Name:	Stephen Kusmierczak
	Title:	Co-President

Attested by:

By:
	Name:	Daniel J. Beckman
	Title:	Co-President

Wanger Advisors Trust

On behalf of the Acquiring Fund thereof identified on Exhibit A

Attested by:

By:
	Name:	Stephen Kusmierczak
	Title:	Co-President

Attested by:

By:
	Name:	Daniel J. Beckman
	Title:	Co-President

Solely for purposes of Paragraphs 5.3, 7.3, 10.2 and 12.2 of the Agreement

Columbia Management Investment Advisers, LLC

Attested by:

By:
Name:
Title:

Solely for purposes of Paragraphs 5.3, 7.3, 10.2 and 12.2 of the Agreement

Columbia Wanger Asset Management, LLC

Attested by:

By:
Name:
Title:

EXHIBIT A – THE REORGANIZATION

Target Company	Target Fund	Acquiring Company	Acquiring Fund
Wanger Advisors Trust	Wanger Select	Wanger Advisors Trust	Wanger Acorn

Share Class Mapping

Target Fund Share Class	Acquiring Fund Share Class
Shares	Shares